                                                                   EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 333-58737), Form S-3 (No. 333-76123) and Form S-4 (No. 333-72275) of SFX Entertainment, Inc. of our report dated December 12, 1996, appearing in this Current Report on Form 8-K of SFX Entertainment, Inc.




/s/ PricewaterhouseCoopers LLP
---------------------------------
    PricewaterhouseCoopers LLP





Houston, Texas
April 12, 1999